UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): August 30, 2016

NABUFIT GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North
Orem, UT 84097
(Address of Principal Executive Offices)

801-362-2115
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements.

Arrowhead Capital Advisors.

Effective August 30, 2016, NABUfit Global, Inc. (the "Company") entered into a Private Placement and Advisory agreement ("Advisory Agreement") with Arrowhead Capital Advisors, a division of Trump Securities, LLC ("Arrowhead") whereby Arrowhead agreed to provide certain advisory services related to the private placement of registered shares of its common stock ("Shares") offered pursuant to a Registration Statement on Form S-1 (File No. 333-210325), which was declared effective by the Securities and Exchange Commission on June 13, 2016.

Pursuant to the Advisory Agreement, the Company agreed to pay Arrowhead a one-time services fee in the amount of $10,000 and ten percent (10%) of the total proceeds received from the sale of the Shares by Arrowhead.  The Advisory Agreement is non-exclusive and is terminable by either party upon seven (7) days prior notice.

The foregoing description of the Advisory Agreement is a summary description of the material terms thereof and is qualified in its entirety by reference to the full text of the form of Advisory Agreement, which is incorporated by reference hereto and filed as Exhibit 10.2 to this Current Report on Form 8-K and Exhibit 10.2 to the Post-Effective Amendment to the Registration Statement.

Jax Capital Growth LLC

Effective August 30, 2016 the Company entered into a Consulting Services Agreement ("Jax Agreement") with Jax Capital Growth LLC ("Jax") whereby Jax shall perform public relations and other advisory services for an on behalf of the Company in exchange for up to 120,000 shares of the Company's common stock.  The term of the Jax Agreement is four months and is terminable by either party upon five (5) days prior notice.

The foregoing description of the Jax Agreement is a summary description of the material terms thereof and is qualified in its entirety by reference to the full text of the form of Jax Agreement, which is incorporated by reference hereto and filed as Exhibit 10.3 to this Current Report on Form 8-K.

EXHIBIT  DESCRIPTION
10.2                          Private Placement and Advisory Agreement
10.3                          Consulting Services Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 31st day of August, 2016.

NABUFIT GLOBAL, INC.
By:	/s/ Brian Palm Svaneeng Mertz
	Name:	Brian Palm Svaneeng Mertz
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

EXHIBIT  DESCRIPTION
10.2                          Private Placement and Advisory Agreement
10.3                          Consulting Services Agreement